Exhibit 10.27

AMENDMENT NO. 1 TO CONSENT AGREEMENT

AMENDMENT NO. 1 dated as of April 9, 1997 (the “Amendment”) to CONSENT AGREEMENT dated as of April 4, 1997, (the “Consent Agreement”), by and between Bolloré Technologies S.A. and North Atlantic Trading Company, Inc. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meanings ascribed to such terms in the Consent Agreement.

WHEREAS, the parties to the Consent Agreement desire to amend, clarify and supplement the provisions of the Consent Agreement.

NOW, THEREFORE, pursuant to Section 8 of the Consent Agreement, the parties hereto agree as follows:

1.           Section 4 (c) the Consent Agreement is hereby amended to read as follows: Section 11 (a) of the U.S. Agreement and Section 10 (a) of each of the Canadian Agreement and the Asian Agreement shall be amended by deleting the definitions of “Permitted Steinhardt Transfer”, “Sole Parent” and “Steinhardt Group”, and by including therein the following new definitions:

“Applicable Percentage” shall mean twenty percent (20%) unless and until Distributor or any Parent of Distributor shall have consummated a registered public offering of any of its Equity Interests pursuant to the Securities Act of 1933, as amended, at which time the term “Applicable Percentage” shall mean fifteen percent (15%).

“Diluted Class B Stockholder” shall mean any holder of Equity Interests in Holdings whose Equity Interests consist solely of Class B Non-Voting Common Stock of Holdings or other rights to acquire Class B Non-Voting Common Stock of Holdings; provided that such holder holds such class B Non-Voting Common Stock or such other rights to acquire such Class B Non-Voting Common Stock solely as a result of a Conversion Event (as such term is defined in the Holdings Charter).

“Holdings” shall mean a Delaware corporation which owns directly or indirectly 100% of all classes of capital stock of Newco.

“Holdings Charter” shall mean the Certificate of Incorporation of Holdings.

“Institutional Holder Group” shall mean any of Mackay Shields and its affiliates and Exeter Equity.

“Newco” shall mean a Delaware corporation that succeeds to the rights of NTC Holding, LLC to purchase all of the capital stock of NATC Holdings USA, Inc. under the Stock Purchase Agreement between NTC Holdings, LLC and NATC Holding Company, Ltd.

“Sole Parent” shall mean any Parent which owns directly or indirectly 100% of all classes of capital stock of the Distributor or of another Sole Parent of the Distributor; as of the date that this amended definition shall become effective, Holdings is the ultimate Sole Parent.

For avoidance of doubt, it is understood that, as part of the Transactions, the Buyer will be a Delaware corporation (“Newco”) that succeeds to the rights of NTC Holding, LLC under the Stock Purchase Agreement between NTC Holdings, LLC and NATC Holding Company, Ltd., and that Newco will be wholly owned by a second Delaware corporation (“Holdings”).

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2.            Section 4 (c) of the Consent Agreement is hereby further amended by adding the following words at the end of the definition of “Original Stockholder” set forth therein: “other than Mackay Shields and its affiliates and Exeter Equity as referred to on Exhibit A.”

3.            Section 4 (e) of the Consent Agreement is hereby amended by deleting such Section and substituting the following new Section 4 (e) :

(e)	Sections 11 (b) (i) and 11 (b) (ii) of the U.S. Agreement and Sections 10 (b) (i) and 10 (b) (ii) of each of the Canadian Agreement and the Asian Agreement shall be amended by deleting the references to “Steinhardt Group” contained therein and substituting in lieu thereof the words “Institutional Holder Group”. All other sections and references relating to the Steinhardt Group will be deleted. In addition, Section 11 (b) (i) of the U.S. Agreement and Section 10 (b) (i) of each of the Canadian Agreement and the Asian Agreement shall be amended by adding the following words at the end of such Sections:

other than a transfer of such Equity Interest pursuant to a registered public offering of such Equity Interest pursuant to the Securities Act of 1933, as amended, or Rule 144 promulgated thereunder (provided that such public offering is not being effected for the purpose of transferring such Equity Interest to a Purchasing Competitor).

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For the avoidance of doubt in this regard, it is intended that all sections and references related to “Diluted Class B Stockholder” in the Distribution Agreements will remain in effect and not be deleted or amended except as provided in Section 1 of this Amendment.

4.            Section 4 of the Consent Agreement is hereby amended by adding new subparagraphs (f), (g), (h) and (i) which shall read as follows:

(f)	The definition of “Affiliate” contained in Section 11 (a) of the U.S. Agreement and Section 10 (a) of each of the Canadian Agreement and the Asian Agreement shall be amended by deleting clause (y) of such definition and substituting the following new clause (y) in lieu thereof:

(y) any Pledgee of the Distributor’s shares pursuant to a Pledge Agreement between Newco and Societe Generale, as agent, in connection with certain loans made to Newco and/or the Distributor with respect to Newco’s acquisition of the Distributor’s capital stock (or refinancings thereof to the extent permitted by this Agreement or any written consent thereunder given by Bolloré), unless and until such Pledgee forecloses on such shares or otherwise has the right to vote or dispose of any such shares pursuant to its rights and remedies under the Pledge Agreement and provided further that the Pledgee shall be a commercial bank, insurance company or similar financial institution.

(g)	Section 11 (b) (ii) of the U.S. Agreement and Section 10 (b) (ii) of each of the Canadian Agreement and the Asian Agreement shall be amended by deleting the reference to “20%” contained therein and substituting in lieu thereof the words “Applicable Percentage”.

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(h)	Section 11 (b) of the U.S. Agreement and Section 10 (b) of each of the Canadian Agreement and the Asian Agreement shall be amended by adding the following new subparagraph (v) which shall read a follows:

(v) if at any time any director of the Distributor or any director of a Parent or a Subsidiary of the Distributor shall be a Competitor or an officer, director or representative of a Competitor.

(i)	Section 11 of the U.S. Agreement and Section 10 of each of the Canadian Agreement and the Asian Agreement shall be amended by deleting Subsection (d) thereof and all references to such Subsection (d).

5.             Section 5 of the Consent Agreement is hereby amended by adding the following words at the end of such Section:

Notwithstanding the foregoing, this Agreement is subject to and conditioned upon (i) Holdings adopting provisions in its Certificate of Incorporation prior the Closing of the Transactions which are substantially the same as those set forth in subparagraphs A and D of Article Fourth of the Certificate of Incorporation provisions attached hereto as Exhibit C, which provisions shall be reasonably satisfactory to Bolloré and (ii) Holdings delivering to Bolloré an agreement in form and substance reasonably satisfactory to Bolloré at the Closing of the Transactions to the effect that, without the consent of Bolloré, Holdings will not amend the Certificate of Incorporation if such amendment would adversely affect the protections afforded to Bolloré under such subparagraphs A and D referred to above.”

The Consent Agreement is also amended by adding the Exhibit C hereto as Exhibit C to the Consent Agreement.

6.             Schedule A to the Consent Agreement is hereby amended by deleting subparagraph (a) in Section 1 thereof and substituting the following new subparagraph (a) in lieu thereof:

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(a)	Distributor’s sole stockholder is Holdings, Holdings’ sole stockholder is Purchaser (which corporation is Newco as such term is defined in Amendment No. 1 to the Consent), and Purchaser’s sole stockholder is [fill in name], a Delaware corporation (which corporation is Holdings as such term is defined in Amendment No. 1 to the Consent) (“Parent”), all of whose capital stock is owned solely by the persons set forth on Exhibit a hereto. Purchaser also owns directly or indirectly all of the equity interests in National Tobacco Company, L.P., a tobacco manufacturing company, and owns no other businesses. Neither Parent nor Holdings engages in any other business except for its ownership of shares of its respective subsidiary as set forth above.

7.             Schedule A to the Consent Agreement is hereby amended by adding the following new subparagraph (f) in Section l thereof:

To the knowledge of Purchaser, none of the holders of Parent’s Equity Interests (as such term is defined in the Agreements) or subordinated notes is a Competitor (as such term is defined in the Agreements).

8.             This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law rules.

9.             Except as expressly amended hereby, all terms and provisions of the Consent Agreement (including the schedules and exhibits thereto) shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects by NATC and Bolloré.

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10.           This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NORTH ATLANTIC TRADING COMPANY, INC.

By:	/s/ Mark R. Graham
Name: MARK R. GRAHAM
Title: VChrm

BOLLORÉ TECHNOLOGIES S.A.

By:
Name:
Title:

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10.           This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NORTH ATLANTIC TRADING COMPANY, INC.

By:
Name:
Title:

BOLLORÉ TECHNOLOGIES S.A.

By:	/s/ Cédric Bolloré
Name: Cédric Bolloré
Title: Marketing Director Industrial divisions

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EXHIBIT E

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:10 Pn 03/31/1993
930905218 - 2328861

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NATC HOLDINGS USA, INC.
BEFORE RECEIPT OF PAYMENT FOR STOCK

NATC HOLDINGS USA, INC., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The Corporation has not received any payment for any of its stock.

SECOND: The amendments set forth below to the Corporation’s certificate of incorporation were duly adopted by unanimous written consent of its directors in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

Article FOURTH is hereby amended to read in its entirety as follows:

FOURTH: The tota1 number of shares of capital stock which the Corporation shall have authority to issue is one Hundred Thousand (100,000) shares of common stock of the par value of one cent ($.01) per share.

The shares of common stock of the Corporation shall be divided into Class A Voting Common Stock and Class B Non-Voting Common Stock (the Class A Voting Common Stock and the Class B Non-Voting Common Stock are hereinafter referred to collectively as the “Common Stock”. There shall be Fifty Thousand (50,000) shares of Class A Voting Common Stock and Fifty Thousand (50,000) shares of Class B Non-Voting Common Stock.

All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

A.	Voting Rights

1.	Class A Voting Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Voting Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Voting Common Stock shall be entitled to one vote for each share of such stock held by such holder.

2.	Class B Non-Voting Common Stock. The holders of Class B Non-Voting Common Stock shall not have or be entitled to any voting rights or powers, either general or special, except as required by law. The number of authorized shares of Class B Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Class A Voting Common Stock, without a vote of the holders of the Class B Non-Voting Common Stock.

B. Dividends. The Board of Directors may declare and cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Voting Common Stock and Class B Non-Voting Common Stock ratably, share and share alike; provided, that in the case of dividends payable in shares of Common Stock, or options, warrants or rights to acquire Shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

C. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Voting Common Stock and Class B Non-Voting Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the corporation. Neither the merger or consolidation of the corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this Section C.

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D.	Conversion

1.	Conversion of Class A Voting Common Stock. If there shall occur a Conversion Event (as hereinafter defined) with respect to any holder of shares of Class A Voting Common Stock, then on the day such Conversion Event shall occur (the “Conversion Event Date”), all shares of Class A Voting Common Stock held by such holder shall be converted automatically into such number of shares of Class B Non-Voting Common Stock as determined by applying the Conversion Formula (as hereinafter defined) without any further action by the Corporation or such holder and whether or not the certificates representing such shares of Class A Voting Common Stock are surrendered to the Corporation. On the Conversion Event Date, all shares of Class A Voting Common Stock held by such a holder with respect to which a Conversion Event has occurred shall be deemed to have ceased to be outstanding and the certificate or certificates evidencing such shares as determined by applying the Conversion Formula shall be deemed to evidence shares of Class B Non-Voting Common Stock, each of which shall be duly authorized, validly issued, fully paid and non-assessable.

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On or after the Conversion Event Date, the holder of any certificates formerly representing shares of Class A Voting Common Stock which have been converted into shares of Class B Non-Voting Common Stock, as provided above, may surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by such holder stating that such holder desires to receive a new certificate or certificates evidencing the shares of Class B Non-Voting Common Stock into which such shares of Class A Voting Common Stock were so converted. Such notice shall also state the name or names (with addresses) and denominations in which such certificate or certificates are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing such shares of Class B Non-Voting Common Stock (which shall contain such legends as were set forth on the surrendered certificate or certificates).

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As used in this Article FOURTH, the term “Conversion Event”, when used with respect to any holder of the Corporation’s Common Stock, shall mean the occurrence of any of the following events with respect to such holder: (i) if (A) such holder or its spouse is an Affiliate of the Corporation or any of its Subsidiaries, (B) any Entity which directly or indirectly owns any interest in such holder or has the power or right to appoint any member of the Board of Directors (or similar governing body) of such holder, or such Entity’s spouse, (C) any Entity in which such holder owns an interest (other than the Corporation or any of its Subsidiaries) or has the power or right to appoint any member of the Board of Directors (or similar governing body) or (D) any Parent or Subsidiary of any of the foregoing, shall cause North Atlantic Trading Company, Inc. (“NATC”) to be in violation of Section 5(a) or 5(b) of any of the Distribution Agreements (as such term is hereinafter defined) or (ii) such holder shall be a Purchasing Competitor and such Purchasing Competitor causes NATC to violate the terms of Section 11(b) of the U.S. Agreement (as such term is hereinafter defined) or Section 10(b) of the Other Agreements (as such term is hereinafter defined) (a “Cross Ownership Trigger Event”). For purposes of the preceding sentence, the terms “Affiliate,” “Entity,” “Parent,” “Purchasing Competitor” and “Subsidiary” shall have the respective meanings given to such terms in the Distribution Agreements. One of the following circumstances must be present to evidence the existence of the Conversion Event: (i) the failure of a holder of the Corporation’s Common Stock to certify within five business days of a request therefor from (A) Bolloré or (B) the Corporation, pursuant to Section D.6, that no Conversion Event is in existence with respect to such holder; (ii) receipt by the Corporation of a written admission by a holder of the Corporation’s Common Stock that a Conversion Event exists with respect to such holder; (iii) receipt by the Corporation of a holder of the Corporation’s Common Stock of a notice from Bolloré (as such term is hereinafter defined) that a Conversion Event has occurred with respect to such holder, or (iv) a final, non-appealable determination shall have been made by a court of competent jurisdiction that a Conversion Event shall have occurred with respect to such holder. Notwithstanding when evidence of the existence of a Conversion Event shall have been presented, once presented, the Conversion Event shall be deemed to have existed as of the date on which the Conversion Event actually occurred or, if a cure period is permitted under the applicable Distribution Agreement, upon the expiration of any applicable cure periods relating thereto as provided in the Distribution Agreements. As used in this Article FOURTH, (i) the term “Distribution Agreements” means the three Amended and Restated Distribution and License Agreements, each dated as of November 30, 1992, by and between Bolloré Technologies, S.A. (“Bolloré”) and NATC, as amended, modified or supplemented from time to time, (ii) the term “U.S. Agreement” means the Distribution Agreement relating to the fifty United States and the District of Columbia and its territories, possessions and foreign military bases and (iii) the term “Other Agreements” means the Distribution Agreements other than the U.S. Agreement. As used in this Article FOURTH, the term “Conversion Formula” shall mean: (i) with respect to the conversion of shares of Class A Voting Common Stock held by any holder thereof into shares of Class B Non-Voting Common Stock, (A) if the number of shares of Class A Voting Common Stock being converted is less than 20% (or, in the case of a Cross Ownership Triggering Event, the Applicable Percentage (as such term is defined in the Distribution Agreements)) of the total number of shares of Common Stock outstanding, then such shares of Class A Voting Common Stock shall be converted into an equal number of shares of Class B Non-Voting Common Stock, or (B) if the number of shares of Class A Voting Common Stock being converted is equal to 20% (or, in the case of a Cross Ownership Triggering Event, the Applicable Percentage (as such term is defined in the Distribution Agreements)) or more of the total number of shares of Common Stock outstanding, than such shares of Class A voting Common Stock shall be converted into such number of Class B Non-Voting Common Stock such that the holder thereof owns 19.9% (or, in the case of a Cross Ownership Triggering Event, a percentage equal to the applicable parentage minus .1%) of the shares of Class B Non-Voting Common Stock outstanding, and (ii) with respect to the conversion of shares of Class B Non-Voting Common Stock held by any holder thereof into shares of Class A Voting Common Stock, (A) if the number of shares of Class B Non-Voting Common Stock were obtained by converting an equal number of shares of class A Voting Common Stock pursuant to clause (i)(A) above, then such shares of Class B Non-Voting Common Stock shall be converted into an equal number of shares of Class A Voting Common Stock, or (B) if the number of shares of Class B Non-Voting Common Stock were obtained by converting a greater number of shares of Class A Voting Common Stock into Class B Non-Voting Common Stock pursuant to clause (i) (B) above (such greater number being hereinafter referred to as the “Additional Number”), then such shares of Class B Non-voting Common stock shall be converted into such Additional Number of shares of Class A Voting Common Stock.

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The Corporation will furnish to any stockholder upon request without any charge information regarding the provisions of the Distribution Agreements to permit such stockholder to determine whether a conversion Event has occurred or may occur with respect to such stockholder.

2.	Conversion of Class B Non-Voting Common Stock. Subject to and upon compliance with the provisions of the second paragraph of this Section D.2. each holder of shares of Class B Non-Voting Common Stock shall be entitled, at any time and from time to time, to convert any or all of the shares of such holder’s Class B Non-Voting Common Stock into such number of shares of class A Voting Common Stock as determined by applying the Conversion formula.

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Each conversion of shares of Class B Non-Voting Common Stock of the Corporation into shares of Class A Voting Common Stock Corporation shall be effected by the Surrender of the certificate or certificates representing the shares to be converted (the “Converting Shares”) at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into such number of shares of the class into which such shares may be converted as determined by applying the Conversion Formula (the “Converted Shares”) and certifying that no Conversion Event is then in existence with respect to such holder. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the place of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section D.2. such converted shares shall be duly authorized, validly issued, fully paid and non-assessable.

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Notwithstanding any provision of this Section D.2 to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Class B Non-Voting Common Stock into shares of Class A Voting Common Stock if a Conversion Event is then in existence with respect to the holder of such shares; provided, however, that the Corporation shall be entitled to rely without independent verification upon the written representation of any holder that no such Conversion Event is then in existence, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not such a Conversion Event shall then be in existence.

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Reservation of shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Common stock and Class B Non-Voting Common Stock, solely for the purpose of issuance upon the conversion of shares of Class A Voting Common Stock and Class B Non-Voting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Class A Voting Common Stock and Class B Non-Voting Common Stock. No shares of Class B Non-Voting Common Stock may be issued by the Corporation except pursuant to a conversion of shares of Class A Voting Common Stock pursuant to Section D.1.

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4.	Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Voting Common Stock or the Class B Non-Voting Common Stock, then the outstanding shares of such other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share a like, and effective provision shall be made for the protection of the conversion rights hereunder.

In case of any reorganization, reclassification or change of shares of the Class A Voting Common Stock or the Class B Non-Voting Common Stock (other than a change in par value or from par to no-par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Class A Voting Common Stock and Class B Non-Voting Common Stock), each holder of a share of Class A Voting Common Stock or Class B Non-Voting Common Stock shall have the right at any time thereafter, so long as a conversion hereunder with respect to such share would be required or permitted had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Class A Voting Common Stock or Class B Non-Voting Common Stock into which such shares of Class A Voting Common Stock or Class B Non-Voting Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger.

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5.	No Charge. The issuance of a certificate for shares of any class of Common Stock upon conversion of shares of any other class of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

6.	Certification by Stockholders. The Corporation may require that any holder of shares of Common Stock provide a certificate to the Corporation certifying that no Conversion Event is in existence with respect to such holder if (i) such certification is required pursuant to Section 5(d) of the Distribution Agreements, or (ii) the Corporation has a reasonable basis for believing that a Conversion Event may have occurred with respect to a holder of Common Stock and the basis for such belief as set forth in detail in a written notice to such holder requesting such certification.

A new Article NINTH is hereby added to read as follows:

NINTH: Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted provided that the Board of Directors of the Corporation shall have previously approved such action to be taken by written consent of such holders.

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IN, WITNESS WHEREOF, NATC HOLDINGS USA, INC. has caused this Certificate of Amendment to be executed and attested by its duly authorized Officers this 29th day of March, 1993.

/s/ Mark R. Graham
MARK R. GRAHAM
Vice Chairman of the Board

ATTEST:

/s/ John Drake
JOHN DRAKE
Assistant Secretary